Exhibit 99.1

Contact:	Graham Smith — Chief Financial Officer
Robin Goodstein — Investor Relations
Advent Software, Inc.
301 Brannan Street
San Francisco, CA 94107
(415) 543-7696

FOR IMMEDIATE RELEASE

Tuesday, April 15, 2003

ADVENT SOFTWARE REPORTS FIRST QUARTER RESULTS

San Francisco, CA, April 15, 2003 - Advent Software, Inc. (NASDAQ: ADVS) today announced that revenue for the first quarter ended March 31, 2003 was $33 million, compared with $49.2 million in the same quarter of last year.  Net loss for the quarter was $7.5 million or $0.23 cents per share under GAAP, which includes amortization charges for intangibles and restructuring charges.

“Our first quarter revenues reflect the current challenging market conditions, and are consistent with our April 3rd announcement,” said Peter Caswell, President and Chief Executive Officer of Advent Software. “During the quarter we significantly reduced our overall expenses, and we ended the quarter with $163.4 million in cash.”

“We proudly celebrate our 20th anniversary as an independent software provider to the financial services industry.  Advent’s market leadership is evidenced by our large installed base of customers, our unparalleled track record in innovation and our strong balance sheet.  In 2003 we will continue to invest in product development to further expand Advent’s solutions to enhance our clients’ businesses,” continued Caswell.

GENEVA® HAS RECORD QUARTER; INTRODUCED TO GLOBAL ASSET MANAGERS

Geneva had a strong quarter, with a record number of new firms, particularly mid-sized hedge funds, choosing to adopt this unique solution.  Through its innovative technical architecture, Geneva delivers sophisticated tools to back offices, allowing more reliable accounting data on a more timely basis at a much lower cost than traditional systems.  Geneva also significantly enhances firms’ straight-through processing (STP) performance by delivering investment accounting data that is accurate from the outset.

Among the firms that chose Geneva this quarter was AQR Capital Management LLC.  “Geneva’s integrated general ledger, the breadth of its product coverage and its open and scalable technology platform are what we feel differentiates the product from its competitors,” said Aaron Goldberg, Chief Financial Officer of AQR Capital Management, LLC.  “I’ve used Advent products at other companies I’ve worked at, and feel very confident in the company’s ability to support AQR’s business.”

The first quarter also marked the launch of Geneva into the global asset management market. These large asset management firms are under pressure to adapt to changing investment strategies while closely managing operating costs, and they spend a large portion of their back office expense in the portfolio accounting function.  Geneva specifically addresses these firms’ needs to realize significant gains in productivity and efficiency.

 “We’re very pleased with the progress we made with Geneva in the first quarter, not only in sales, but in the growth of the pipeline,” said Caswell.  “Geneva is becoming the market-leading solution because it helps firms achieve significant operational efficiencies, particularly valuable in today’s tough environment.”

LAUNCHES SOLUTION FOR INDEPENDENT BROKER DEALERS

In January, Advent launched ‘Advent/Techfi for Broker-Dealers,’ an integrated set of solutions to help firms attract and retain independent advisor representatives and provide those representatives with a choice of leading technology tools to run their businesses.  This set of solutions addresses current key trends, which include an influx of investors seeking professional advice, and advisors competing amidst a crowded financial services market to win the “trusted advisor” relationship with their investor client.

‘Advent/Techfi for Broker-Dealers,’ is based on the combined resources of Advent and Techfi Corporation, a wholly owned subsidiary of Advent.  It offers consolidated reporting, performance reporting, portfolio management, compliance, integration with leading third-party applications, and a comprehensive sales and marketing program to assist independent broker-dealers in creating adoption among their representatives.

Atlas Brokerage Company L.P. is among the firms to have selected Advent/Techfi for Broker-Dealers in the first quarter.  Tim Gerwing, Chief Technology Officer of Atlas Brokerage said, “This solution will provide a superior and often-requested technology tool to our advisors while enhancing our back office compliance provisions.  We also now have a service that will help us recruit advisors in the future.”

“The solution we launched in the first quarter shows the significant progress we’ve made in integrating Techfi and Advent over the past several months,” said Caswell.

FIRST QUARTER RESTRUCTURING CHARGE

As previously announced, Advent recorded a $3.5 million restructuring charge during the first quarter. This charge is primarily related to reducing excess office facilities and eliminating duplicative functions that resulted from the integration of recent acquisitions.  The restructuring charge includes $2.5 million relating to the consolidation of office space in the New York City area and Melbourne, Australia and $1 million for severance payments to former Advent employees in both locations.

ADVENT FIRST QUARTER CONFERENCE CALL

Advent will be hosting its first quarter conference call at 5:00 p.m. Eastern time today, April 15, 2003.  To participate via phone, please dial (973) 582-2700.  If you are unable to listen to the call at this time, a replay will be available through April 29th by calling (973) 341-3080, pass code 3851925.  Today’s conference call will also be web-cast live and archived on www.advent.com, and can be found on the Investor Relations page through the ‘Presentations’ link.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com) has been providing trusted solutions to the world’s leading financial professionals since 1983. Firms in 55 countries use Advent technology to manage investments totaling more than US $8 trillion.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.

The forward looking statements included in this press release, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties.  These risks and uncertainties include potential fluctuations in results and future growth rates, the successful development and market acceptance of new products and product enhancements, continued uncertainties and fluctuations in the financial markets, challenges assimilating acquired entities, and other risks detailed from time to time in the company’s SEC reports, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Advent Software’s Investor Relations department at 415-645-1243, or Advent’s Investor Relations website at http://www.advent.com/.  Actual results may differ materially.

-FINANCIAL HIGHLIGHTS TO FOLLOW-

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2003	December 31, 2002
	Unaudited
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$163,365	$173,829
Accounts receivable, net	20,953	21,470
Prepaid expenses and other	9,237	8,947
Income taxes receivable	—	6,289
Deferred income taxes	4,740	4,714
Total current assets	198,295	215,249
Fixed assets, net	27,318	28,001
Other assets, net	184,809	189,486
Total assets	$410,422	$432,736

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,626	$2,637
Accrued liabilities	14,420	13,530
Restructuring reserve	2,072	—
Deferred revenues	32,951	31,918
Income taxes payable	3,475	5,817
Total current liabilities	55,544	53,902
Long-term liabilities	2,173	5,479
Total liabilities	57,717	59,381

Stockholders’ equity:
Common stock	320	329
Additional paid-in capital	289,114	302,649
Retained earnings	59,905	67,385
Cumulative other comprehensive income	3,366	2,992
Total stockholders’ equity	352,705	373,355
Total liabilities and stockholders’ equity	$410,422	$432,736

ADVENT SOFTWARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended March 31,
	2003	2002
	Unaudited
Revenues:
License and development fees	$8,128	$23,010
Maintenance and other recurring	21,874	21,508
Professional services and other	3,042	4,679
Net revenues	33,044	49,197

Cost of revenues:
License and development fees	1,554	1,782
Maintenance and other recurring	6,759	5,301
Professional services and other	1,943	1,585
Total cost of revenues	10,256	8,668

Gross margin	22,788	40,529

Operating expenses:
Sales and marketing	13,452	15,370
Product development	8,855	9,091
General and administrative	5,312	4,788
Amortization of intangibles	3,359	1,867
Restructuring expense	3,489	—
Total operating expenses	34,467	31,116

Income (loss) from operations	(11,679)	9,413

Interest income and other expense, net	172	1,661

Income (loss) before income taxes	(11,507)	11,074

Provision for (benefit from) income taxes	(4,027)	3,765

Net income (loss)	$(7,480)	$7,309

Net income (loss) per share data:

Basic:
Net income (loss) per share	$(0.23)	$0.21
Shares used in per share calculations	32,390	34,357

Diluted:
Net income (loss) per share	$(0.23)	$0.20
Shares used in per share calculations	32,390	37,222

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ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2003	2002
	Unaudited
Cash flows from operating activities:
Net income (loss)	$(7,480)	$7,309

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,504	3,737
Non-cash restructuring charge	410	—
Provision for doubtful accounts	102	1,264
Other than temporary loss on investments	500	900
Non-cash stock compensation	—	75
(Gain) loss on investments	69	(246)
Deferred income taxes	(22)	(245)
Other	23	(483)

Cash provided by (used in) operating assets and liabilities:
Accounts receivable	421	1,000
Income taxes receivable	6,289	—
Prepaid and other current assets	757	480
Accounts payable	(50)	933
Accrued liabilities	(317)	(206)
Deferred revenues	1,027	(3,570)
Income taxes payable	(2,349)	(228)
Net cash provided by operating activities	4,884	10,720

Cash flows provided by (used in) investing activities:
Net cash used in acquisitions including payments of net assumed liabilities	—	(59,963)
Purchase of short-term marketable securities	(32,711)	(41,088)
Sales and maturities of short-term marketable securities	47,566	30,848
Acquisition of fixed assets	(1,876)	(1,455)
Purchases of long-term investments	—	(7,819)
Proceeds from sale of long-term investments	—	1,831
Restricted cash in connection with acquisitions	—	(3,779)
Net cash provided by (used in) investing activities	12,979	(81,425)

Cash flows provided by (used in) financing activities:
Proceeds from exercise of stock options	764	7,896
Proceeds from issuance and exercise of warrants	—	2
Common stock repurchased	(14,309)	—
Repayment of capital leases	(60)	—
Net cash provided by (used in) financing activities	(13,605)	7,898

Effect of exchange rate changes on cash and cash equivalents	165	(68)

Net increase (decrease) in cash and cash equivalents	4,423	(62,875)
Cash and cash equivalents at beginning of period	78,906	166,794
Cash and cash equivalents at end of period	83,329	103,919

Short-term investments	80,036	131,890
Total cash, cash equivalents and short-term investments	$163,365	$235,809

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